UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2025

AST SpaceMobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39040	84-2027232
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Midland International Air & Space Port 2901 Enterprise Lane Midland, Texas	79706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 276-3966

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Strategic Collaboration Term Sheet

As previously, announced, on January 5, 2025, AST & Science, LLC (“AST, LLC”), a subsidiary of AST SpaceMobile, Inc. (the “Company”), entered into a binding agreement (the “Strategic Collaboration Term Sheet”) with Ligado Networks LLC (“Ligado LLC”) under which the Company will receive long-term access to up to 45 MHz of lower mid-band spectrum in the United States for direct-to-device satellite applications. This agreement, when consummated, will add additional capabilities to the Company’s technology and space-based network, based on the largest-ever communications arrays deployed in low Earth orbit, pairing existing plans for the continental United States on low-band spectrum, which offers superior penetration and coverage characteristics, with access to up to 45 MHz of lower mid-band spectrum, the largest available block of high-quality nationwide spectrum in the United States.

The Strategic Collaboration Term Sheet was entered into as part of the restructuring of Ligado LLC, which together with certain of its direct and indirect subsidiaries (together with Ligado LLC, “Ligado”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under Chapter 11 of United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on January 5, 2025. The transactions contemplated in the Strategic Collaboration Term Sheet (collectively, the “AST Transaction”) are subject to the approval of the Bankruptcy Court, which approval should shortly precede confirmation of a pre-arranged chapter 11 plan of reorganization (the “Plan”).

Pursuant to the Strategic Collaboration Term Sheet, and subject to the execution of definitive agreements memorializing the AST Transaction (the “Definitive Agreements”), among other things, (1) Ligado LLC will provide to AST the right to use its satellites, ground station assets and L-band spectrum, including substantially all of the capacity on SkyTerra-1 and any replacement or follow on satellites and, in exchange, (2) AST, LLC will provide to Ligado LLC: (a) approximately 4.7 million penny warrants exercisable for shares of the Company’s Class A common stock, subject to a 12-month lock-up, payable on execution of definitive documentation (the “Penny Warrants”), (b) at AST, LLC’s option, either $350 million in cash or $350 million in Class A common stock of the Company, payable on the closing of the AST Transaction, (c) at AST, LLC’s option, either $200 million in cash or $200 million of convertible notes on market terms, payable on closing of the AST Transaction, (d) $80 million annual payments in cash for use of the L-band spectrum until the earlier of (i) December 31, 2107 or (ii) the termination of the Definitive Agreements (any portion of such amount in excess of the amount owed by Ligado to utilize the L-band spectrum may be paid by AST, LLC in equity rather than cash for 3 years after closing), provided that such usage-right consideration amount covers 100% of amounts due from Ligado to utilize the L-band spectrum and (e) certain revenue share payments derived from the usage of the L-band spectrum and from North American operations until December 31, 2107.

In addition, upon the execution of the Definitive Agreements, AST, LLC will sublease spectrum under the Master Agreement (1670-1675 MHz Spectrum), dated as of July 16, 2007, by and among Crown Castle MM Holding LLC, OP LLC and TVCC One Six Holdings LLC (succeeded by One Dot Six LLC), as amended on December 2, 2022 and the Amended and Restated Long-Term De Facto Transfer Lease Agreement, dated as of December 2, 2022, by and between OP, LLC and One Dot Six LLC (collectively, the “CCI Agreement”) for space to ground use on a preemptable basis. For such sublease, AST, LLC will pay the annual sublease amount due in cash plus a 30% premium with respect to each such payment payable in Class A common stock of the Company. For seven years after the execution of Definitive Agreements, AST, LLC will have the right to exercise an option to purchase spectrum under the CCI Agreement, so long as AST, LLC pays Ligado the purchase price with respect to such option plus a premium of 30% with respect to such purchase price payable in Class A common stock of the Company.

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Ligado will retain ownership and ultimate control of its spectrum licenses, space station and ground station assets, subject to certain management and information rights granted to AST, LLC, but the parties agreed to negotiate terms for the transfer of licenses, space station and ground station assets to AST, LLC on resolution of certain Ligado litigation. The use of Ligado’s satellite capacity is currently subject to certain existing commercial agreements with third parties and AST, LLC’s use of such capacity is conditioned on the parties’ agreement on the terms of and obtaining necessary amendment or termination of such agreements.

The Strategic Collaboration Term Sheet includes a break-up fee payable to the Company in the event that the Definitive Agreements are terminated by AST, LLC if the resolution of certain Ligado litigation materially adversely impacts the use of L-band spectrum by AST, LLC.

To support its payment obligations in connection with the AST Transaction, the Company has received a $550 million institutional financing commitment, in the form of a non-recourse senior-secured delayed-draw term loan facility for the benefit of a newly formed, wholly-owned special purpose subsidiary of AST, LLC (such subsidiary, the “Borrower”). The $550 million facility will be secured by all of the assets of the Borrower and 100% of the capital stock of the Borrower, but will not be guaranteed or secured by the Company or any other assets of the Company or AST, LLC. Once definitive documentation is executed, the facility will be available for borrowing for up to 25 months following completion of due diligence, and the maturity date of the facility will range between four and five years depending on when funds are drawn. The commitment is subject to the completion of due diligence, execution of definitive documentation, the absence of a material adverse change with respect to the Company, and other customary closing conditions.

The Strategic Collaboration Term Sheet and the above description of the Strategic Collaboration Term Sheet and financing commitment have been included to provide investors with information regarding the terms of the Strategic Collaboration Term Sheet and the financing commitment. It is not intended to provide any other factual information about the Company, AST, LLC, Ligado or their respective subsidiaries or affiliates.

The foregoing description of the Strategic Collaboration Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the Strategic Collaboration Term Sheet, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Restructuring Support Agreement

On January 5, 2025, Ligado, certain creditors and equityholders of Ligado (the “Consenting Stakeholders”) and AST, LLC entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”). Pursuant to the Restructuring Support Agreement, the Consenting Stakeholders have agreed, on the terms and subject to the conditions set forth therein, to support in a variety of ways a restructuring of Ligado’s capital structure and the AST Transaction. Among other things, each of the parties to the Restructuring Support Agreement, as applicable, has agreed to negotiate in good faith to execute and implement the Definitive Agreements in a manner consistent with the Strategic Collaboration Term Sheet. Execution of the Definitive Agreements by Ligado is subject to approval of the Bankruptcy Court.

In addition, subject to certain exceptions, Ligado and the Consenting Stakeholders have agreed not to solicit, initiate, knowingly encourage, facilitate or assist any plan, inquiry, proposal, offer, bid, term sheet, discussion or agreement (each, an “Alternative Commercial Transaction Proposal”) with respect to any sale of a material portion of Ligado’s assets, plan proposal or other transaction of similar effect (an “Alternative Commercial Transaction”), or to take certain other actions in connection therewith. If binding agreements providing for any Alternative Commercial Transaction are executed, (1) Ligado is required to reimburse AST, LLC for all amounts actually paid by AST, LLC to Ligado pursuant to the Definitive Agreements on account of Ligado’s obligations under certain commercial agreements and (2) the Penny Warrants will be canceled.

The Restructuring Support Agreement may be terminated only on the occurrence of certain events described therein, including, among others, if (1) specified milestones to the restructuring set forth in the Restructuring Support Agreement are not achieved within the applicable timeframe or (2) the effective date of the plan has not occurred by May 5, 2028.

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In addition, subject to approval of the Bankruptcy Court, Ligado is required to pay AST, LLC a break-up fee of $200 million in cash (the “Break-Up Fee”) if Ligado receives an Alternative Commercial Transaction Proposal before the Restructuring Support Agreement is terminated under specified circumstances and then consummates an Alternative Commercial Transaction with the party that submitted such proposal or with any other party that submitted an Alternative Commercial Transaction Proposal as a result of Ligado having received the Alternative Commercial Transaction Proposal prior to termination. If the Break-Up Fee becomes payable, certain creditors of Ligado are required to provide AST, LLC with a call option for either (1) certain preferred units of Ligado LLC issued under the Plan having a market value of $100 million and an exercise price of $0.01 or (2) if a plan of reorganization other than the Plan is confirmed and goes effective, equity securities of Ligado LLC having reasonably equivalent value and rights to such preferred units.

The foregoing description of the Restructuring Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restructuring Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Strategic Collaboration Term Sheet, dated as of January 5, 2025, by and between Ligado Networks LLC and AST & Sciences, LLC*

10.1	Restructuring Support Agreement, dated as of January 5, 2025, by and among Ligado Networks LLC, certain of its subsidiaries, Consenting Stakeholders (as defined therein) and AST & Sciences, LLC*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule (or similar attachment) on request by the SEC.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of the Company to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict.

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Factors that could cause such differences include, but are not limited to: (i) expectations regarding the Company’s strategies and future financial performance, including the Company’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 Bluebird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and the Company’s ability to invest in growth initiatives; (ii) the negotiation and execution of definitive agreements with Ligado and/or other mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of the Company to grow and manage growth profitably and retain its key employees and the Company’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings involving the Company or Ligado, including any bankruptcy proceedings; and (vii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (SEC), including those in the Risk Factors section of the Company’s Form 10-Q filed with the SEC on November 14, 2024 and the Company’s Form 10-K filed with the SEC on April 1, 2024.

No assurance can be provided that the AST Transaction will be consummated or that the related financing will be disbursed. The AST Transaction and the disbursement of the related financing are subject to a number of conditions, including the entry into definitive documentation and the satisfaction of the closing conditions to be specified in such definitive documentation. In addition, Ligado’s ongoing bankruptcy proceedings present risks that the AST Transaction will not be consummated, including the risk that the AST Transaction will be abandoned before definitive documentation is approved by the bankruptcy court. Moreover, even if the AST Transaction is consummated, the benefits of the AST Transaction will be subject to integration, technology and regulatory risks, as well as the risks to the Company referenced in the preceding paragraph.

The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in the Company’s Form 10-Q filed with the SEC on November 14, 2024 and the Company’s Form 10-K filed with the SEC on April 1, 2024. The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2025	AST SPACEMOBILE, INC.

	By:	/s/ Andrew M. Johnson
	Name:	Andrew M. Johnson
	Title:	Chief Financial Officer and Chief Legal Officer

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